Biohaven Appoints Kishen Mehta to Board of Directors
NEW HAVEN, Conn., June 17, 2021 -- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN), today announced the appointment of Kishen Mehta, Portfolio Manager at Suvretta Capital Management, LLC, to its Board of Directors ("Board"). Mr. Mehta previously served as a strategic advisor to Biohaven.
Declan Doogan, M.D., Chairman of Biohaven's Board of Directors, commented, "We are excited to welcome Kishen to Biohaven's Board of Directors and have access to his impressive business and financial acumen to help us continue to excel in achieving our goal of becoming a leading, modern day biopharmaceutical company."
Mr. Mehta has approximately 15 years of experience in the financial industry and is currently a Portfolio Manager at Suvretta Capital Management, LLC, responsible for its healthcare-focused investment strategy, Averill, which attempts to identify companies that are disruptive to the healthcare industry. Previously, Mr. Mehta served as a strategic advisor to Biohaven Pharmaceuticals, where he advised the company on various business development, capital structure and communication strategies. Mr. Mehta also had roles as a portfolio manager at Surveyor Capital, a Citadel LLC strategy, where he managed a portfolio focused on global small, mid and large-capitalization biotechnology, pharmaceutical, specialty pharmaceutical, medical device and healthcare services companies. Prior to Surveyor, Mr. Mehta was an analyst at Adage Capital where he evaluated and participated in numerous mezzanine and pre-IPO private healthcare investments. Mr. Mehta held a similar role at Apothecary Capital and started his career as a mergers and acquisitions analyst at Evercore Partners, where he focused on life sciences. Mr. Mehta graduated from New York University with a degree in finance and accounting.

Vlad Coric, M.D., Chief Executive Officer of Biohaven stated, “It is an honor to welcome Kishen to the Biohaven Board of Directors. Kishen is a highly-valued corporate strategist with an impressive track record supporting high-growth companies across the biotechnology and healthcare sectors. His expertise in corporate finance, strategic planning, and business development, combined with his familiarity with Biohaven’s business strategy and operating model, will enable him to bring a valuable and essential perspective to our Board.”
Mr. Mehta commented, “This is an exciting time for Biohaven as the company continues to expand its CGRP migraine franchise and advances numerous late-stage programs across its innovative portfolio of product candidates targeting neurological diseases. I am very excited to work alongside Vlad, Declan and other members of the Board to further propel Biohaven’s continued growth.”
About Biohaven
Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's neuroinnovation portfolio includes FDA-approved NURTEC® ODT (rimegepant) for the acute and preventive treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder, Alzheimer's disease, and spinocerebellar ataxia; and MPO inhibition for multiple system atrophy and amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.
Forward-looking Statement
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of Biohaven's management. All statements, other than statements of historical facts, included in this press release regarding Biohaven’s business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the preliminary nature of net product revenues for NURTEC ODT, commercialization and sales of NURTEC ODT and the potential approval and commercialization of other product candidates, the effect of the ongoing COVID-19 pandemic on Biohaven, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, including the need for any REMS or Advisory Committee meetings, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. The use of certain words, including "believe", "continue", "may", "on track", "expects" and "will" and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on

March 1, 2021. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.
Neuroinnovation is a trademark of Biohaven Pharmaceutical Holding Company Ltd.

Biohaven Contact
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

Media Contact
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502